UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 12, 2019

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Severance Plan
On March 12, 2019, the Board of Directors of Toll Brothers, Inc. (the “Company”) adopted the Toll Brothers, Inc. Executive Severance Plan (the “Severance Plan”) to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Severance Plan. Eligible employees under the Severance Plan include each of the Chairman and Chief Executive Officer (“CEO”) Douglas C. Yearley, Chief Financial Officer Martin P. Connor and President and Chief Operating Officer Richard T. Hartman (collectively, the “Named Executive Officers”). The Severance Plan is effective as of March 12, 2019. Terms not otherwise defined herein have the meanings assigned to them in the Severance Plan.
Non-Change-in-Control Severance. Under the terms of the Severance Plan, if certain Participants, who currently consist solely of the Named Executive Officers, experience a “covered termination” (as described below) not in connection with a change-in-control of the Company, the Company will provide the Participant with the following severance payments and benefits, subject to his or her continued compliance with the Non-Interference Agreement and the execution and non-revocation of a release of claims:

•
an amount equal to 1.5 times (2.0 times for the CEO) the sum of the Participant’s annual base salary and target annual bonus, payable in a single lump sum within 60 days following the Participant’s covered termination;

•
a prorated annual bonus for the year of termination of employment based on actual performance, payable at the same as the bonus paid to other similarly-situated employees under the Company’s annual incentive award program (and in all events prior to March 15 of the calendar year immediately following the calendar year in the covered termination occurs);

•
an amount equal to the product of (x) the Participant’s monthly COBRA premium for continued health insurance coverage and (y) 18 (24 for the CEO), payable in a lump sum within 60 days following the Participant’s covered termination; and

•
reasonable outplacement services for a period corresponding to the time period that is the lesser of (i) 18 months (24 months for the CEO) and (ii) the period beginning on the date of the covered termination and ending on the two-year anniversary of the covered termination.

Change-in-Control Severance. Under the terms of the Severance Plan, if a Participant experiences a covered termination (i) within two years after the occurrence of a change in control of the Company or (ii) within six months prior to a change in control and such termination is reasonably demonstrated to be in connection with or in anticipation of a change in control, or is at the request of a third party who has reasonably calculated or intended to effect a change in control of the Company, the Company will provide the Participant severance payments and benefits, subject to his or her continued compliance with the Non-Interference Agreement and the execution and non-revocation of a release of claims. For the Named Executive Officers, these payments and benefits are as follows:

•
an amount equal to 2.0 times (2.5 times for the CEO) the sum of the Participant’s annual base salary and target annual bonus, payable in a single lump sum within 60 days following the Participant’s covered termination;

•
a prorated target annual bonus for the year of termination of employment, payable at the same as the bonus paid to other similarly-situated employees under the Company’s annual incentive award program (and in all events prior to March 15 of the calendar year immediately following the calendar year in the covered termination occurs);

•	an amount equal to the product of (x) the Participant’s monthly COBRA premium for continued health insurance coverage and (y) 24 (30 for the CEO); and

•
reasonable outplacement services for a period equal to the lesser of (i) 24 months (30 months for the CEO) or (ii) the period beginning on the date of the covered termination and ending on the two-year anniversary of the covered termination.

Eligible employees who receive severance benefits under the Severance Plan will be bound by certain restrictive covenants in favor of the Company, including the confidentiality, non-disparagement, non-competition and non-solicitation covenants included in the Non-Interference Agreement attached as an exhibit to the Severance Plan. Pursuant to the Non-Interference Agreement, each Participant will be subject to non-compete and non-solicitation periods of two years following the Participant’s termination of employment for any reason.
Covered Termination. A “covered termination” means the Participant’s employment is terminated by the Company without Cause or the Participant resigns with Good Reason, subject to the limitations described in the Severance Plan.
Section 280G. The Severance Plan provides that if payments and benefits provided to the Participant would constitute an “excess parachute payment” for purposes of Section 280G of the tax code, the Participant will either have his or her payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of his or her payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the tax code and any applicable federal, state and local taxes.
Termination or Amendment of the Plan. The Severance Plan may be amended, terminated or discontinued in whole or in part, at any time and from time to time at the discretion of the Company’s Board of Directors or its Executive Compensation Committee; provided, however, that no adverse amendment, termination or discontinuance may be made without the consent of a Participant who has undergone a covered termination prior to the effective date of any such adverse amendment, termination or discontinuance. In addition, following a change in control of the Company, the Severance Plan may not be amended, terminated or discontinued in whole or in part, at any time prior to the second anniversary of the date of such change in control without the written consent of an affected Participant.
The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Omnibus Incentive Plan
On March 12, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved the Toll Brothers, Inc. 2019 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), which plan had been previously approved by the Executive Compensation Committee, subject to stockholder approval. The Omnibus Incentive Plan became effective as of the date of such stockholder approval.
The material features of the Omnibus Incentive Plan are described in the section entitled “Proposal 4 -Approval of the Toll Brothers, Inc. 2019 Omnibus Incentive Plan” appearing on pages 14-23 of the Company’s Definitive Proxy Statement on Schedule 14A filed on February 1, 2019 in connection with the Annual Meeting, which pages are incorporated herein by reference. A copy of the Omnibus Incentive Plan, as approved by the Company’s stockholders, is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on March 12, 2019. There were 145,829,113 shares of common stock eligible to vote at the meeting. The final voting results for each proposal submitted to a vote of the Company's stockholders are as follows:
Proposal One – Election of Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Robert I. Toll	114,576,075	2,447,662	51,676	10,631,016
Douglas C. Yearley, Jr.	112,759,257	4,181,466	134,690	10,631,016
Edward G. Boehne	108,559,140	8,448,092	68,181	10,631,016
Richard J. Braemer	114,372,518	2,636,067	66,828	10,631,016
Christine N. Garvey	115,666,527	1,347,452	61,434	10,631,016
Karen H. Grimes	116,354,414	658,182	62,817	10,631,016
Carl B. Marbach	110,054,930	6,951,994	68,489	10,631,016
John A. McLean	115,738,409	1,268,860	68,144	10,631,016
Stephen A. Novick	113,668,525	3,338,327	68,561	10,631,016
Wendell E. Pritchett	116,017,570	991,014	66,829	10,631,016
Paul E. Shapiro	109,838,568	7,099,410	137,435	10,631,016
Proposal Two – Ratification of the Re-Appointment of Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN
125,885,375	1,699,699	121,355
Proposal Three – Advisory and Non-Binding Vote on Executive Compensation (Say on Pay):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
112,718,398	4,207,594	149,421	10,631,016
Proposal Four - Approval of the Toll Brothers, Inc. 2019 Omnibus Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
112,818,361	4,169,697	87,355	10,631,016

Item 8.01	Other Events.
On March 14, 2019, the Company issued a press release announcing the election of Karen H. Grimes to the Company's Board of Directors. A copy of the press release is attached as Exhibit 99.1 for reference.

Item 9.01	Financial Statements and Exhibits.
(d). Exhibits
Exhibit

No.	Item

10.1	Toll Brothers, Inc. Executive Severance Plan.

10.2	Toll Brothers, Inc. 2019 Omnibus Incentive Plan.

99.1	Toll Brothers, Inc.'s press release announcing the election of Karen H. Grimes to the Company's Board of Directors.

99.2
The section entitled “Proposal 4 -Approval of the Toll Brothers, Inc. 2019 Omnibus Incentive Plan” appearing on pages 14-23 of the Company’s Definitive Proxy Statement on Schedule 14A filed on February 1, 2019 is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	March 14, 2019	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer